                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 16, 1998



                                 OMNICARE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


            1-8269                                         31-1001351
    ------------------------                   ---------------------------------
    (Commission File Number)                   (IRS Employer Identification No.)


            100 East RiverCenter Boulevard, Covington, Kentucky 41011
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (606) 392-3300

Omnicare, Inc. hereby files its amended Form 8-K/A, reflecting changes to the Financial Statements and Exhibits section (Item 7) of the Form 8-K originally filed with the Securities and Exchange Commission on September 28, 1998.

                                OMNICARE INC. AND
                              SUBSIDIARY COMPANIES

                                      Index
                                      -----


Item 7.           Financial Statements and Exhibits

                  (a) Financial Statements of Business Acquired

                      As of and for the year ended December 31, 1997

                           Report of Independent Certified Public Accountants

                           Balance Sheet

                           Statement of Net Earnings and Changes in Equity

                           Statement of Cash Flows

                           Notes to Financial Statements

                      As of June 30, 1998 and for the six months ended June 30, 1998 and 1997 (unaudited)

                           Balance Sheet

                           Statement of Net Earnings

                           Statement of Cash Flows

                           Notes to Financial Statements

                                OMNICARE INC. AND
                              SUBSIDIARY COMPANIES

                                      Index
                                      -----



Item 7.           Financial Statements and Exhibits (cont.)

                 (b)  Pro Forma Financial Information (unaudited)

                      Introduction

                      Consolidated Statement of Income for the year ended
                      December 31, 1997

                      Consolidated Statement of Income for the nine months ended
                      September 30, 1998

                      Notes to Unaudited Pro Forma Financial Information

                 (c)  Exhibits

                      23.1 Consent of KPMG Peat Marwick LLP

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors of
Extendicare Health Services, Inc.:

We have audited the accompanying balance sheet of the Extendicare Health Services, Inc. Pharmacy Operations as of December 31, 1997, and the related statements of net earnings and changes in equity and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Extendicare Health Services, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Extendicare Health Services, Inc. Pharmacy Operations as of December 31, 1997, and the results of its operations and cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


October 24, 1998


/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP
Milwaukee, Wisconsin

EXTENDICARE HEALTH SERVICES, INC.
PHARMACY OPERATIONS

Balance Sheet

December 31, 1997

--------------------------------------------------------------------------------
                                     ASSETS
--------------------------------------------------------------------------------

Current assets:
    Cash                                                        $  1,485,979
    Trade accounts receivable, less allowance for doubtful
       accounts of $2,396,000                                     19,142,306
    Trade accounts receivable from parent                          5,704,881
    Inventories                                                    7,689,032
    Prepaids                                                       1,899,601
    Other current assets                                             157,814
--------------------------------------------------------------------------------
Total current assets                                              36,079,613
--------------------------------------------------------------------------------
Notes receivable                                                      75,436

Property and equipment, net                                        9,891,775

Other assets:
    Goodwill, less accumulated amortization of $317,513           37,471,338
    Identifiable intangible asset, less
       accumulated amortization of $235,000                       56,078,000
    Other                                                            866,223
--------------------------------------------------------------------------------
Total assets                                                    $140,462,385
--------------------------------------------------------------------------------
                             LIABILITIES AND EQUITY
--------------------------------------------------------------------------------
Current liabilities:
    Current portion of long-term debt                           $    961,945
    Accounts payable                                               1,382,980
    Wages and benefits payable                                     1,426,353
    Other accrued liabilities                                        602,665
--------------------------------------------------------------------------------
Total current liabilities                                          4,373,943

Long-term debt, less current portion                               5,223,273
--------------------------------------------------------------------------------
Total liabilities                                                  9,597,216
--------------------------------------------------------------------------------
Minority interest                                                  1,300,429

Equity                                                           129,564,740

Commitments
--------------------------------------------------------------------------------
Total liabilities and equity                                    $140,462,385
--------------------------------------------------------------------------------

See accompanying notes to financial statements.

EXTENDICARE HEALTH SERVICES, INC.
PHARMACY OPERATIONS

Statement of Net Earnings and Changes in Equity

Year ended December 31, 1997

-------------------------------------------------------------------------------------
Revenues                                                                 $ 99,058,111
Cost of goods sold                                                         52,443,939
-------------------------------------------------------------------------------------
Gross profit                                                               46,614,172

Costs and expenses:
    Operating expenses                                                     32,757,167
    Lease costs                                                               451,589
    Depreciation and amortization                                           2,385,942
-------------------------------------------------------------------------------------
Earnings from operations                                                   11,019,474

Interest expense                                                               86,404
-------------------------------------------------------------------------------------
Earnings before provision for income taxes and minority interest           10,933,070

Provision for income taxes                                                  3,824,994
-------------------------------------------------------------------------------------
Earnings before minority interest                                           7,108,076

Minority interest                                                             799,258
-------------------------------------------------------------------------------------
Net earnings                                                                6,308,818

Equity transfers from parent                                              102,117,719
-------------------------------------------------------------------------------------
Change in equity                                                          108,426,537

Equity, beginning of year                                                  21,138,203
-------------------------------------------------------------------------------------
Equity, end of year                                                      $129,564,740
-------------------------------------------------------------------------------------

See accompanying notes to financial statements.

EXTENDICARE HEALTH SERVICES, INC.
PHARMACY OPERATIONS

Statement of Cash Flows

Year ended December 31, 1997

-------------------------------------------------------------------------------------------------
Net earnings                                                                        $   6,308,818

Adjustments to reconcile net earnings to net cash provided by operating activities:
       Depreciation and amortization                                                    2,385,942
       Bad debt expense                                                                 1,111,778
       Change in deferred taxes                                                          (117,059)
       Minority interest, net of distributions                                            599,258
       Change in:
          Accounts receivable                                                          (2,850,104)
          Inventories                                                                  (1,026,419)
          Deposits                                                                         49,721
          Accounts payable and accrued liabilities                                        151,034
          Payables and receivables to/from Parent                                      (2,745,854)
-------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                               3,867,115
-------------------------------------------------------------------------------------------------
Cash flows from investing activities:
    Purchase of equipment                                                              (3,534,237)
    Business acquisitions                                                                (330,771)
-------------------------------------------------------------------------------------------------
Net cash used in investing activities                                                  (3,865,008)
-------------------------------------------------------------------------------------------------
Cash flows from financing activities:
    Proceeds from long-term debt                                                          209,535
    Payments on long-term debt and capital leases                                        (267,490)
    Proceeds from capital leases incurred                                                 812,694
-------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                                 754,739
-------------------------------------------------------------------------------------------------
Net increase in cash                                                                      756,846

Cash, beginning of year                                                                   729,133
-------------------------------------------------------------------------------------------------
Cash, end of year                                                                   $   1,485,979
-------------------------------------------------------------------------------------------------
Supplemental disclosures of cash flow information and noncash transactions:
       Cash paid during the year for interest                                       $     124,860
       Notes payable issued for noncompete agreements                                      20,000
-------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

'

EXTENDICARE HEALTH SERVICES, INC.
PHARMACY OPERATIONS

Notes to Financial Statements

December 31, 1997
--------------------------------------------------------------------------------


(1)  ORGANIZATION

     The Extendicare Health Services, Inc. Pharmacy Operations (the Pharmacy Operations) includes the pharmacy operations owned and operated by United Professional Companies, Inc. (UPC), a wholly owned subsidiary of Extendicare Health Services, Inc. (EHSI) and the pharmacy operations acquired through the purchase of Arbor Health Care Company (Arbor) by EHSI in November, 1997. The Pharmacy Operations provide to nursing homes, assisted living facilities, and other long-term care facilities and residents of such facilities (collectively LTC Customers) the following items: pharmaceutical products, pharmacy-related services, infusion therapy products and services, respiratory equipment and supplies, parenteral and enteral nutritional products, wound care products, ostomy and urological supplies, together with all home care services provided by UPC at its Springfield, Ohio location.


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The more significant accounting policies of the Pharmacy Operations are as follows:

     (a)  CASH EQUIVALENTS

     The Pharmacy Operations consider all highly liquid investments with original maturities of three months or less to be cash equivalents for purpose of the financial statements.

     (b)  ACCOUNTS RECEIVABLE

     Accounts receivable are recorded at the net realizable value expected to be received from federal and state assistance programs, other third-party payors, or from individual patients. Management does not believe that there are any credit risks associated with these government agencies other than possible funding delays. Accounts receivable other than from government agencies consist of receivables from various payors that are subject to differing economic conditions and do not represent any concentrated credit risk to the Pharmacy Operations.

     (c)  INVENTORIES

     Inventories consisting of drugs and pharmaceuticals are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

EXTENDICARE HEALTH SERVICES, INC.
PHARMACY OPERATIONS

Notes to Financial Statements

--------------------------------------------------------------------------------

     (d)  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is provided using the straight-line method at rates based upon the following estimated useful lives:
--------------------------------------------------------------------------------

     Buildings                                                  25 years
     Building improvements                                      5-20 years
     Furniture and equipment                                    Varying periods not exceeding 10 years
     Leasehold improvements                                     The shorter of the term of the applicable leases
                                                                   or the useful life of the improvement not
                                                                   exceeding 10 years
     Rental equipment                                           3-5 years
     Automobiles and trucks                                     3 years

--------------------------------------------------------------------------------

     Maintenance and repairs are charged to expense as incurred. When property or equipment is retired or disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts and the resulting gain or loss is included in earnings.

     (e)  GOODWILL AND OTHER INTANGIBLES

     Goodwill represents the cost of acquired net assets in excess of their fair market values. Amortization of goodwill is computed using the straight-line method over a period of forty years related to the Arbor acquisition and five to fifteen years for other acquisitions. The other identifiable intangible asset consists of pharmacy contract rights that were obtained in the Arbor acquisition and represents the value to provide pharmacy services. Pharmacy contract rights are amortized using the straight-line method over a period of twenty years. Covenants not to compete are amortized over the effective period of the covenant, which is estimated to be three years.

     (f)  LONG-LIVED ASSETS

     The Pharmacy Operations periodically assess the recoverability of long-lived assets, including property and equipment, goodwill, and other intangibles, when there are indications of potential impairment based on estimates of undiscounted future cash flows. The amount of any impairment is calculated by comparing the estimated fair market value with the carrying value of the related asset. Management considers such factors as current results, trends, and future prospects, in addition to other economic factors, in performing this analysis. In management's opinion, no such impairment exists as of December 31, 1997.

     (g)  LEASES

     Leases that substantially transfer all of the benefits and risks of ownership of property to the Pharmacy Operations or otherwise meet the criteria for capitalizing a lease under generally accepted accounting principles are accounted for as capital leases. An asset is recorded at the time a capital lease is entered into together with its related long-term obligation to reflect its purchase and financing. Property and equipment recorded under capital leases are depreciated on the same basis as previously described. Rental payments under operating leases are expensed as incurred.

     (h)  REVENUES

     Revenues are recorded in the period in which services and products are provided at established rates less contractual adjustments. Contractual adjustments include differences between the Pharmacy Operations' establishing billing rates and allowable Medicaid or other third-party reimbursement.

EXTENDICARE HEALTH SERVICES, INC.
PHARMACY OPERATIONS

Notes to Financial Statements

--------------------------------------------------------------------------------

     (i)  INCOME TAXES

     The Pharmacy Operations' results of operations are included in the consolidated Federal tax return of its U.S. parent company, EHSI. Accordingly, Federal current and deferred income taxes payable are transferred to EHSI. The provision for income taxes has been calculated as if the Pharmacy Operations were a separately taxed entity in the accompanying financial statements.

     (j)  ORGANIZATION COSTS

     Organization costs are amortized on a straight-line basis over five years.

     (k)  USE OF ESTIMATES

     Management of the Pharmacy Operations has made a number of estimates relating to the reporting of assets, liabilities, revenues, costs, and expenses to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.


(3)  ACQUISITIONS

     On November 26, 1997, EHSI acquired for cash all of the outstanding stock of Arbor, a company engaged in operating 31 nursing facilities. The acquisition of Arbor also included Arbor's four institutional pharmacies and outpatient rehabilitation businesses. The acquisition was accounted for using the purchase method and, accordingly, the results of the acquired institutional pharmacy operations are included in the accompanying financial statements since the date of acquisition.

     The cost of the businesses and assets acquired in 1997 (primarily comprised of the Arbor acquisition along with other minor acquisitions) was $101,043,431 which consisted of:


     Net current assets                          $    709,320
     Accounts receivable                            6,306,690
     Inventory                                      2,529,790
     Property and equipment                         2,859,312
     Goodwill                                      37,097,000
     Identifiable intangible assets                56,313,000
     Long-term debt assumed                        (4,771,681)
                                                 ------------
                                                 $101,043,431
                                                 ============


     The following unaudited pro forma financial information presents the combined results of operations of the Pharmacy Operations as if the acquisition had occurred as of January 1, 1997. The pro forma financial information does not necessarily reflect the results of operations that would have occurred had the UPC and Arbor pharmacy operations constituted a single entity during that period. Certain of the other acquisitions of UPC were deemed immaterial to the results of the Pharmacy Operations and therefore pro forma information is not provided.

     ----------------------------------------------------------
                                                  (unaudited)

     Revenues                                     $145,461,000
     ----------------------------------------------------------
     Net earnings before extraordinary item       $ 11,997,000
     ----------------------------------------------------------
     Net earnings                                 $ 11,997,000
     ==========================================================

EXTENDICARE HEALTH SERVICES, INC.
PHARMACY OPERATIONS

Notes to Financial Statements

--------------------------------------------------------------------------------


(4)  PROPERTY AND EQUIPMENT

     Property and equipment and related accumulated depreciation and amortization at December 31, 1997 are as follows:
--------------------------------------------------------------------------------

     Buildings                                           $   937,991
     Furniture and equipment                               9,951,383
     Leasehold improvements                                1,356,169
     Rental equipment                                      3,093,713
     Automobiles and trucks                                2,274,182
     Computer software                                     1,966,302
     Construction in progress                                439,255
--------------------------------------------------------------------------------

     Total property and equipment                         20,018,995

     Less accumulated depreciation and
           amortization                                   10,127,220
--------------------------------------------------------------------------------

     Net property and equipment                          $ 9,891,775
--------------------------------------------------------------------------------

     Leases that meet the criteria of capital leases have been capitalized and the amounts are included in the above net property and equipment as follows at December 31, 1997:

--------------------------------------------------------------------------------

     Capital lease equipment                             $   975,676
          Less accumulated amortization                      167,978
--------------------------------------------------------------------------------

     Net capital lease equipment                         $   807,698
--------------------------------------------------------------------------------


(5)  INCOME TAXES

     The Pharmacy Operations accounts for income taxes using an asset and liability approach which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

EXTENDICARE HEALTH SERVICES, INC.
PHARMACY OPERATIONS

Notes to Financial Statements

--------------------------------------------------------------------------------


     The provision for income taxes for 1997 consists of the following:

--------------------------------------------------------------------------------

     Federal:
              Current                                            $  3,334,024
              Deferred                                               (117,059)
--------------------------------------------------------------------------------

     Total Federal                                                  3,216,965
--------------------------------------------------------------------------------

     State:
              Current                                                 608,029
--------------------------------------------------------------------------------

     Total                                                       $  3,824,994
--------------------------------------------------------------------------------

     The effective tax rate on earnings before provision for income taxes and minority interest does not materially differ from the statutory Federal income tax rate of 35%.

     The components of the net deferred tax assets and liabilities as of December 31, 1997 are as follows:

--------------------------------------------------------------------------------

     Deferred tax assets:
              Depreciation and amortization                      $     39,616
              Employee benefit accruals                                58,064
              Accounts receivable allowances                          106,639
--------------------------------------------------------------------------------
     Net deferred tax asset                                      $    204,319
--------------------------------------------------------------------------------

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which these temporary differences become deductible. Management has considered the scheduled reversal of deferred tax liabilities in making this assessment and believes it is more likely than not the Company will realize the benefits of these deductible differences.

EXTENDICARE HEALTH SERVICES, INC.
PHARMACY OPERATIONS

Notes to Financial Statements

--------------------------------------------------------------------------------


(6)  LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1997:

-----------------------------------------------------------------------------------------------------
     Promissory note payable, 8%, maturing in 2000                                  $  4,072,632
     Promissory notes payable, 8% to 12.5%, maturing through August, 2005                808,583
     Note payable intercompany                                                           368,484
     Capital lease obligation                                                            935,519
------------------------------------------------------------------------------------------------------

     Total long-term debt                                                              6,185,218
------------------------------------------------------------------------------------------------------

     Less current portion                                                                961,945
------------------------------------------------------------------------------------------------------

     Total long-term debt, less current portion                                     $  5,223,273
------------------------------------------------------------------------------------------------------

     Principal payments on long-term debt due within the next five years and thereafter are as follows  as of December 31, 1997:

------------------------------------------------------------------------------------------------------

     1998                                                                           $    961,945
     1999                                                                                656,556
     2000                                                                              4,109,311
     2001                                                                                197,178
     2002                                                                                197,178
     After 2002                                                                           63,050
------------------------------------------------------------------------------------------------------

     Total                                                                          $  6,185,218
------------------------------------------------------------------------------------------------------

(7)  EMPLOYEE BENEFIT PLANS

     The Pharmacy Operations participate in a defined contribution retirement 401(k) savings plan, the Extendicare Health Services, Inc. 401(k) Savings Plan, which is made available to substantially all of EHSI's employees. EHSI pays a matching contribution of 25% of every qualifying dollar contributed by plan participants, net of any forfeitures. Expenses incurred by the Pharmacy Operations related to the 401(k) Savings Plan amounted to $148,010 in 1997.

     The Pharmacy Operations also participate in defined contribution 401(k) plans which were sponsored by Arbor prior to its acquisition by EHSI. Eligible employees under these plans may elect to defer up to 17% of their gross pay and EHSI pays a matching contribution subject to certain limitations.

     The Pharmacy Operations participate in a nonfunded deferred compensation plan offered to all corporate employees defined as highly compensated by the Internal Revenue Service Code in which participants may defer up to 10% of their base salary. EHSI will match up to 50% of the amount deferred. EHSI also maintains nonqualified deferred compensation plans covering certain executive employees. Expenses incurred for the Pharmacy Operations under the deferred compensation plans amounted to approximately $25,000 in 1997.

EXTENDICARE HEALTH SERVICES, INC.
PHARMACY OPERATIONS

Notes to Financial Statements

--------------------------------------------------------------------------------

(8)  LEASE COMMITMENTS

     The Pharmacy Operations at December 31, 1997 were committed under noncancelable leases requiring future minimum rental payments as follows:
--------------------------------------------------------------------------------

                                                                     Operating
                                                                       leases
--------------------------------------------------------------------------------
        1998                                                         $  747,261
        1999                                                            583,128
        2000                                                            304,884
        2001                                                            130,268
        2002                                                             47,804
        After 2002                                                       73,728
--------------------------------------------------------------------------------

        Total                                                        $1,887,073
--------------------------------------------------------------------------------

     Operating lease costs were approximately $1,065,000 in 1997. These leases expire on various dates extending through the year 2014.


(9)  COMMITMENTS AND CONTINGENCIES

     LITIGATION

     The Pharmacy Operations periodically are a defendant in actions brought against them in connection with their operations. Management believes, on the basis of information furnished by legal counsel, that none of these actions will have a material adverse effect on the financial position or earnings of the Pharmacy Operations.

     YEAR 2000

     EHSI, including the Pharmacy Operations (collectively the Company), has conducted a review of its computer systems and its third-party systems to identify those systems that could be affected by the "Year 2000" issue. The Year 2000 issue is the result of computer systems being written using two digits rather than four to define the applicable year. Any of the Company's programs or programs of third-party providers that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. If not corrected, Year 2000 issues could result in a major system failure or modifications and material costs to the Company. As a result of the sale of the Pharmacy Operations, no further analysis of the systems have occurred.


(10) TRANSACTIONS WITH PARENT

     The Pharmacy Operations' parent, EHSI, is an indirect wholly owned subsidiary of Extendicare Inc. (Extendicare), a Canadian publicly-held company. The following is a summary of the transactions between the Pharmacy Operations and other UPC entities, EHSI, Extendicare, and other affiliates in 1997:

EXTENDICARE HEALTH SERVICES, INC.
PHARMACY OPERATIONS

Notes to Financial Statements

--------------------------------------------------------------------------------



     INSURANCE

     The Pharmacy Operations insure certain risks with an affiliated insurance subsidiary of Extendicare. The statement of net earnings for 1997 includes expenses of $666,667 related to the costs of these coverages.

     REVENUES

     Revenues of approximately $23,274,000 were recorded in 1997 by the Pharmacy Operations that were earned from related EHSI and Arbor facilities.


(11) SUBSEQUENT EVENT

     Under an Asset Purchase Agreement, dated as of July 29, 1998 among Omnicare, Inc. (Omnicare); Badger Acquisition Corp., a wholly owned subsidiary of Omnicare; EHSI; and the subsidiaries of EHSI, EHSI sold to Omnicare, effective September 16, 1998, certain assets and Omnicare assumed certain liabilities relating to the Pharmacy Operations.

     In September, 1998 the minority shareholder interest was purchased by EHSI for $2,300,000 in cash. This purchase was consummated prior to the completion of the transaction with Omnicare.

EXTENDICARE HEALTH SERVICES, INC.
PHARMACY OPERATIONS

Unaudited Balance Sheet

June 30, 1998

                              Assets
----------------------------------------------------------------------
                                                        (In Thousands)
Current assets:
     Cash                                                     $  1,723
     Accounts receivable, less allowance for
        doubtful accounts of $2,605                             22,685
     Trade accounts receivable from parent                       7,439
     Inventories                                                 7,885
     Prepaids                                                      532
     Other current assets                                          131
                                                              --------
Total current assets                                            40,395
                                                              --------
Notes receivable                                                    33

Property and equipment, net                                      9,823

Other assets:
     Goodwill, less accumulated amortization of $913            39,169
     Identifiable intangible asset, less accumulated
        amortization of $1,643                                  54,670
     Other                                                       2,674
                                                              --------
Total Assets                                                  $146,764
                                                              ========


                      Liabilities and Equity
----------------------------------------------------------------------

Current liabilities:
     Current portion of long-term debt                        $  1,775
     Accounts payable                                            2,521
     Wages and benefits payable                                  1,740
     Other current liabilities                                     598
                                                              --------
Total current liabilities                                        6,634

Long-term debt, less current portion                             6,993
                                                              --------
Total liabilities                                               13,627

Minority interest                                                1,443

Equity                                                         131,694
                                                              --------
Total liabilities and equity                                  $146,764
                                                              ========

See accompanying notes to financial statements.

EXTENDICARE HEALTH SERVICES, INC.
PHARMACY OPERATIONS

Unaudited Statement of Net Earnings

Six Months ended June 30, 1998 and 1997

------------------------------------------------------------------------------------------------
                                                                       (In Thousands)
------------------------------------------------------------------------------------------------
                                                                    1998            1997
                                                                    ----            ----
Revenues                                                         $  82,506        $46,157
Cost of goods sold                                                  44,777         23,926
------------------------------------------------------------------------------------------------

Gross profit                                                        37,729         22,231

Costs and expenses:
  Operating expenses                                                26,029         14,305
  Lease costs                                                          457            212
  Depreciation and amortization                                      3,252          1,105
------------------------------------------------------------------------------------------------

                                                                    29,738         15,622

Interest expense                                                       360             31
------------------------------------------------------------------------------------------------

Income before provision for income taxes                             7,631          6,578

Provision for income taxes                                           2,671          2,302
------------------------------------------------------------------------------------------------

Income before minority interest                                      4,960          4,276

Minority interest                                                      468            401
------------------------------------------------------------------------------------------------

Net Income                                                       $   4,492         $3,875
------------------------------------------------------------------------------------------------


See accompanying notes to financial statements.

EXTENDICARE HEALTH SERVICES, INC.
PHARMACY OPERATIONS

Unaudited Statement of Cash Flows

Six Months ended June 30, 1998 and 1997

                                                                      (In Thousands)
----------------------------------------------------------------------------------------
                                                                   1998             1997
                                                                   ----             ----
Net earnings                                                      $ 4,492        $ 3,875

Adjustments to reconcile net earnings to net cash
     provided by operating activities:
          Depreciation and amortization                             3,252          1,105
          Bad debt expense                                            570            442
          Minority interest, net of distributions                     143            401
          Change in:
               Accounts and notes receivable                       (2,004)        (1,043)
               Inventories                                           (196)            66
               Prepaids and other assets                            1,510              5
               Accounts payable and accrued liabilities             1,447           (355)
               Payables and receivables to/from Parent             (6,011)        (2,849)
                                                                  -------        -------
Net cash provided by operating activities                           3,203          1,647
                                                                  -------        -------

Cash flows from investing activities:
     Purchase of equipment                                         (1,188)        (1,173)
     Contingent purchase payments and non-compete agreement        (4,361)             0
                                                                  -------        -------
Net cash used in investing activities                              (5,549)        (1,173)
                                                                  -------        -------
Cash flows from financing activities:
     Long-term debt issued                                          3,131              0
     Payments on long-term debt and capital leases                   (548)          (142)
                                                                  -------        -------
Net cash provided by financing activities                           2,583           (142)
                                                                  -------        -------

Net increase in cash                                                  237            332

Cash, beginning of period                                           1,486            729
                                                                  -------        -------
Cash, end of period                                               $ 1,723        $ 1,061
                                                                  =======        =======



See accompanying notes to financial statements.

EXTENDICARE HEALTH SERVICES, INC.
PHARMACY OPERATIONS

Notes to Financial Statements
Six Months Ended June 30, 1998 and 1997
================================================================================

(1)  ORGANIZATION

     The Extendicare Health Services, Inc. Pharmacy Operations (the Pharmacy Operations) represents the pharmacy operations owned and operated by United Professional Companies, Inc. (UPC), a wholly owned subsidiary of Extendicare Health Services, Inc. (EHSI) and the pharmacy operations acquired through the purchase of Arbor Health Care Company by EHSI in November, 1997. The Pharmacy Operations provide to nursing homes, assisted living facilities and other long-term care facilities and residents of such facilities (collectively LTC Customers) the following items: pharmaceutical products, pharmacy-related services, infusion therapy products and services, respiratory equipment and supplies, parenteral and enteral nutritional products, wound care products, ostomy and urological supplies, together with all home care services provided by UPC at its Springfield, Ohio location. The Pharmacy Operations excludes the following: (a) respiratory therapist services, not including the provision of such services to LTC Customers, (b) the provision of respiratory equipment and supplies other than to LTC Customers, (c) home health services (including those provided by Stein Medical), except for those services provided by UPC at its Springfield, Ohio location and the provision of such services to LTC Customers, (d) group purchasing services, (e) clinical psychology and other behavior health services, not including the provision of such services to LTC Customers, (f) the business of contracting with managed care organizations, insurers, and other payors of health care services for the provision of care to individuals in nursing homes, assisted living facilities and other long-term care facilities, (g) respiratory equipment and supplies provided by UPC/Chippewa Valley Home Care, LLC in the Eau Claire, Wisconsin area and (h) the provision by UPC Home Health Services of respiratory equipment and supplies to residents in assisted living facilities in Wisconsin which are not affiliated with EHSI.

     Under an Asset Purchase Agreement, dated as of July 29, 1998 among Omnicare, Inc. (Omnicare), Badger Acquisition Corp., a wholly owned subsidiary of Omnicare, EHSI and the subsidiaries of EHSI, EHSI agreed to sell and Omnicare agreed to purchase, certain assets and assume certain liabilities relating to the Pharmacy Operations.

(2)  BASIS OF PRESENTATION

     The financial information presented as of any date other than December 31 has been prepared from the books and record without audit. The accompanying financial statements do not include all of the information and the footnotes required by generally accepted accounting principles for complete statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such financial statements, have been included.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     These financial statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 1997.

EXTENDICARE HEALTH SERVICES, INC.
PHARMACY OPERATIONS

Notes to Financial Statements
Six Months Ended June 30, 1998 and 1997
-------------------------------------------------------------------------------

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The more significant accounting policies of the Pharmacy Operations are as follows:

     INVENTORIES

     Inventories consisting of drugs and pharmaceuticals are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is provided using the straight-line method at rates based upon the following estimated useful lives:

-------------------------------------------------------------------------------

     Buildings                         25 years
     Building improvements             5-20 years
     Furniture and equipment           Varying periods not exceeding 10 years
     Leasehold improvements            The shorter of the term of the
                                          applicable leases or the useful life
                                          of the improvement not exceeding
                                          10 years
     Rental equipment                  3-5 years
     Automobiles and trucks            3 years

-------------------------------------------------------------------------------

     Maintenance and repairs are charged to expense as incurred. When property or equipment is retired or disposed of, the cost and related accumulated depreciation and amortization is removed from the accounts and the resulting gain or loss is included in earnings.

     GOODWILL AND OTHER INTANGIBLES

     Amortization of goodwill and other intangibles is computed using the straight-line method over a period of five to forty years. Covenants not to compete are amortized over the effective period of the covenant.

     LEASES

     Leases that substantially transfer all of the benefits and risks of ownership of property to the Pharmacy Operations or otherwise meet the criteria for capitalizing a lease under generally accepted accounting principles are accounted for as capital leases. An asset is recorded at the time a capital lease is entered into together with its related long-term obligation to reflect its purchase and financing. Property and equipment recorded under capital leases are depreciated on the same basis as previously described. Rental payments under operating leases are expensed as incurred.

     REVENUES

     Revenues are recorded in the period in which services and products are provided at established rates less contractual adjustments. Contractual adjustments include differences between established billing rates and allowable Medicaid or other third-party reimbursement.

EXTENDICARE HEALTH SERVICES, INC.
PHARMACY OPERATIONS

Notes to Financial Statements
Six Months Ended June 30, 1998 and 1997
-------------------------------------------------------------------------------

     INCOME TAXES

     The Pharmacy Operations' results of operations are included in the consolidated Federal tax return of its U.S. parent company, EHSI. Accordingly, Federal current and deferred income taxes are transferred to EHSI. The provision for income taxes has been calculated as if the Pharmacy Operations were a separately taxed entity in the accompanying financial statements. The Pharmacy Operations has provided for income tax expense by applying the approximately combined federal and state tax of 35% to revenue before income taxes and minority interest.

     ORGANIZATION COSTS

     Organization costs are amortized on a straight-line basis for over 5 years.

(4)  COMMITMENTS AND CONTINGENCIES

     LITIGATION

     The Pharmacy Operations periodically are a defendant in actions brought against them in connection with their operations. Management believes, on the basis of information furnished by legal counsel, that none of these actions will have a material adverse effect on the financial position or earnings of the Pharmacy Operations.

     YEAR 2000

     EHSI, including the Pharmacy Operations (collectively the Company), has conducted a review of its computer systems and its third-party systems to identify those systems that could be affected by the "Year 2000" issue. The Year 2000 issue is the result of computer systems being written using two digits rather than four to define the applicable year. Any of the Company's programs or programs of third-party providers that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. If not corrected, Year 2000 issues could result in a major system failure or modifications and material costs to the Company. As a result of the sale of the Pharmacy Operations, no further analysis of the systems have occurred.

(5)  PURCHASE OF MINORITY INTEREST

     In September, 1998, the minority shareholder interest was purchased by EHSI for $2.3 million in cash. This purchase was consummated prior to the completion of the transaction with Omnicare as described in Note (1).

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


Omnicare, Inc. (the "Company") completed, effective September 16, 1998, the acquisition of substantially all of the institutional pharmacy operations (the "Pharmacy Operations") of Extendicare Health Services, Inc. ("EHSI"), a wholly-owned subsidiary of Extendicare, Inc. Additional information relating to this acquisition is included in the Form 8-Ks dated August 7, 1998 and September 28, 1998, and the Form 10-Q dated November 16, 1998. The unaudited Consolidated Balance Sheet of Omnicare as of September 30, 1998 (included in the Company's Form 10-Q for the quarter ended September 30, 1998) gives effect to the acquisition of the pharmacy business of EHSI. The following unaudited Pro Forma Consolidated Statements of Income of the Company for the year ended December 31, 1997 and for the nine months ended September 30, 1998 give effect to the acquisition of the Pharmacy Operations as if it had occurred on January 1, 1997.

The acquisition of the Pharmacy Operations was accounted for under the purchase method of accounting. The total purchase price was allocated to the tangible and identifiable intangible assets, and liabilities based on the Company's management's estimate of their fair values. The excess of cost over the fair value of the net assets acquired was recorded as goodwill. The allocation of the purchase price may be adjusted in accordance with Statement of Financial Accounting Standards No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises," to the extent that actual amounts differ from management's current estimates. Management does not expect that any such adjustment would have a material impact on the financial statements.

The pro forma information has been prepared by the Company based on the consolidated financial statements of the Company and the Pharmacy Operations. The pro forma information is presented for illustration purposes only and does not purport to be indicative of the combined results of operations that actually would have occurred if the acquisition of the Pharmacy Operations had been effected at the dates indicated or to project results of operations for any future period. The pro forma information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any synergies anticipated by the Company's management as a result of the acquisition, in particular, improvements in gross margin attributable to the Company's purchasing leverage associated with purchases of pharmaceuticals and the elimination of duplicate payroll and other operating expenses. Therefore, management believes that the pro forma financial information is not necessarily indicative of future performance. The pro forma information should be read in conjunction with the Company's consolidated financial statements and related notes thereto included in its Form 8-K dated September 28, 1998 and its Form 10-Q for the quarter ended September 30, 1998, and the financial statements of the Pharmacy Operations and related notes thereto included in this filing.

                     Omnicare, Inc. and Subsidiary Companies
                   Pro Forma Consolidated Statement of Income
                                    Unaudited
                      For The Year Ended December 31, 1997

(In thousands, except per share data)



                                                                            HISTORICAL
                                                                     ------------------------
                                                                                      Pharmacy      Pro Forma
                                                                       Omnicare      Operations    Adjustments        Pro Forma
                                                                       --------      ----------    -----------        ---------
           Sales                                                     $ 1,034,384      $ 99,058      $     --         $ 1,133,442
           Cost of sales                                                 725,923        52,444        22,375 (a)         800,641
                                                                                                        (101)(b)
                                                                     -----------      --------      --------         -----------

           Gross profit                                                  308,461        46,614       (22,274)            332,801

           Selling, general and administrative expenses                  199,050        35,595         6,000 (c)         217,752
                                                                                                        (518)(d)
                                                                                                     (22,375)(a)

           Acquisition expenses, pooling-of-interests                      4,321            --            --               4,321
           Nonrecurring expenses                                           7,521            --            --               7,521
                                                                     -----------      --------      --------         -----------
           Operating income                                               97,569        11,019        (5,381)            103,207

           Investment income                                               5,720            --            --               5,720
           Interest expense                                               (6,556)          (86)      (14,500)(e)         (21,142)
           Other expense                                                    (800)           --            --                (800)
                                                                     -----------      --------      --------         -----------
           Income before income taxes                                     95,933        10,933       (19,881)             86,985
           Income taxes                                                   41,828         3,825        (7,475)(f)          38,464
                                                                                                         286 (g)
                                                                     -----------      --------      --------         -----------
           Income from continuing operations before
              minority interest                                           54,105         7,108       (12,692)             48,521
           Minority interest                                                  --          (799)          799 (h)              --
                                                                     -----------      --------      --------         -----------
           Income from continuing operations                         $    54,105      $  6,309      $(11,893)        $    48,521
                                                                     -----------      --------      --------         -----------

           Earnings per share from continuing operations:
              Basic                                                  $      0.63                                     $      0.57
                                                                     -----------                                     -----------


              Diluted                                                $      0.62                                     $     0.56
                                                                     -----------                                     -----------


           Weighted average number of common shares outstanding:
              Basic                                                       85,692                         125 (i)          85,817
                                                                     -----------                    --------         -----------


              Diluted                                                     86,710                         125 (i)          86,835
                                                                     -----------                    --------         -----------



See notes to unaudited pro forma financial information.

                     Omnicare, Inc. and Subsidiary Companies
                   Pro Forma Consolidated Statement of Income
                                    Unaudited
                  For The Nine Months Ended September 30, 1998

(In thousands, except per share data)

                                                                             HISTORICAL
                                                                    ---------------------------
                                                                                     Pharmacy        Pro Forma
                                                                       Omnicare     Operations      Adjustments        Pro Forma
                                                                       --------     ----------      -----------        ---------
     Sales                                                          $ 1,082,099      $ 118,071      $     --         $ 1,200,170
     Cost of sales                                                      755,719         64,199        24,401 (a)         844,319
                                                                    -----------      ---------      --------         -----------


     Gross profit                                                       326,380         53,872       (24,401)            355,851

     Selling, general and administrative expenses                       202,652         43,140         4,500 (c)         220,891
                                                                                                      (5,000)(d)
                                                                                                     (24,401)(a)

     Acquisition expenses, pooling-of-interests                          14,587             --            --              14,587
     Restructuring costs                                                  3,627             --            --               3,627
                                                                    -----------      ---------      --------         -----------

     Operating income                                                   105,514         10,732           500             116,746
     Investment income                                                    3,046             --            --               3,046
     Interest expense                                                   (14,507)          (179)      (10,875)(e)         (25,561)
                                                                    -----------      ---------      --------         -----------

     Income before income taxes                                          94,053         10,553       (10,375)             94,231
     Income taxes                                                        39,801          3,694        (3,901)(f)          39,868
                                                                                                         274 (g)
                                                                    -----------      ---------      --------         -----------

     Income from continuing operations before minority interest          54,252          6,859        (6,748)             54,363
     Minority interest                                                       --           (457)          457 (h)              --
                                                                    -----------      ---------      --------         -----------

     Income from continuing operations                              $    54,252      $   6,402      $ (6,291)        $    54,363
                                                                    -----------      ---------      --------         -----------

     Earnings per share from continuing operations:
        Basic                                                       $      0.61                                      $      0.61
                                                                    -----------                                      -----------

        Diluted                                                     $      0.61                                      $      0.61
                                                                    -----------                                      -----------

     Weighted average number of common shares outstanding:

        Basic                                                            88,815                          125 (i)          88,940
                                                                    -----------                     --------         -----------

        Diluted                                                          89,647                          125 (i)          89,772
                                                                    -----------                     --------         -----------


See notes to unaudited pro forma financial information.

               Notes to Unaudited Pro Forma Financial Information
                             (dollars in thousands)


(a) To reclassify certain general and administrative expenses of the Pharmacy Operations to cost of sales in order to reflect cost of sales consistently with the Company's treatment of these expenses.

(b)  To eliminate the historical LIFO expense of the Pharmacy Operations.

(c) To reflect amortization of the goodwill of approximately $240 million recorded in connection with the purchase of the Pharmacy Operations on a straight-line basis over 40 years.

(d)  To eliminate the historical goodwill amortization of the Pharmacy
     Operations.

(e) To adjust interest expense to record interest expense at approximately 5.8% (the average actual rate on the borrowing) on the $250 million of debt drawn down by the Company at closing (annual interest expense would change by approximately $313 for each 1/8% change in the interest rate).

(f) To record tax effect of pro forma adjustments at the Company's effective tax rate of approximately 37.6% (excluding the impact of various nondeductible expenses such as certain acquisition costs and nonrecurring charges) which is not materially different than the combined federal and state statutory rates.

(g) To adjust the income tax provision on the Pharmacy Operation's pretax income at the Company's effective tax rate of 37.6% (excluding the impact of various nondeductible expenses such as certain acquisition costs and nonrecurring charges).

(h) To eliminate the minority interest in a joint venture of the Pharmacy Operations, which was purchased by the Pharmacy Operations immediately preceding the Company's acquisition of the Pharmacy Operations.

(i) To reflect the Company's issuance of 125,000 shares of OCR common stock in connection with the acquisition of the Pharmacy Operations.

                                    SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Omnicare, Inc.
                                                (Registrant)


Date:    November 30, 1998                      By:  /s/ David W. Froesel, Jr.
         -----------------                           -------------------------
                                                     David W. Froesel, Jr.
                                                     Senior Vice President and
                                                     Chief Financial Officer
                                                     (Principal Financial and
                                                     Accounting Officer)